Exhibit 10.25.12

              EIGHTY-SECOND AGREEMENT AMENDING
              NEW ENGLAND POWER POOL AGREEMENT
                 (AMENDMENT TO SCHEDULE 16)

     THIS EIGHTY-SECOND AGREEMENT AMENDING NEW ENGLAND POWER
POOL AGREEMENT, dated as of  January 18, 2002 ("Eighty-
Second Agreement"), amends the New England Power Pool
Agreement (the "NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, with such amendments most recently consolidated, respectively, in FERC Electric Third Revised Rate Schedule No. 5, submitted in Docket No. ER00-2894-000, and FERC Electric Tariff, Fourth Revised Volume No. 1, submitted in Docket Nos. EL00-62-000, et al.; and

     WHEREAS, the Participants desire to amend the NEPOOL
Tariff as heretofore amended, to reflect the revisions detailed herein.

     NOW, THEREFORE, upon approval of this Eighty-Second
Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:


                          SECTION 1
                 AMENDMENTS TO NEPOOL TARIFF

1.1  The first paragraph of Exhibit 1 to Supplement 1 to
Schedule 16 of the NEPOOL Tariff is amended by adding the following new sentence at the end of the existing text:

     However, if a generator is recovering its black start costs under retail rates, it may recover its Black
     Start Revenue Requirement under this rate structure provided the generator credits the revenues collected herein against the costs collected in retail rates for Black Start service.

1.2 The definition of the term "Plant Allocation Factor" as used in the definition of the term "Black Start Related Accumulated Deferred Taxes" in Section A.1.a.d of Supplement 1 to Schedule 16 of the NEPOOL Tariff is amended to read as follows:

     . . . multiplied by the ratio of total investment in Black Start Plant plus Black Start Related General
     Plant to total plant in service.


                          SECTION 2
                        MISCELLANEOUS

2.1 Conforming changes shall be made to the corresponding provisions of the System Restoration & Planning Service
     Billing Procedure and are also approved.

2.2 This Eighty-Second Agreement shall become effective on April 1, 2002 or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

2.3 Terms used in this Eighty-Second Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.